Exhibit 23.4

Attn: Jonathan Azeroual INX Limited	Quantstamp, Inc. 12/16/19

Consent of Quantstamp

We consent to all references to our firm and to the use of the Contract Audit, dated 12/16/19, in Amendment No. 5 to the Registration Statement on Form F-1 and related Prospectus of INX Limited., for the registration of 130,000,000 INX Tokens.

San Francisco, California, United States

[City, State, Country]

Date: December 16, 2019
Quantstamp